UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 18, 2019

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 18, 2019, Jenne K. Britell and Jeffrey M. Leiden informed Quest Diagnostics Incorporated (the “Company”) of their decisions to not seek re-election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Stockholders to be held May 14, 2019 (the “2019 Annual Stockholders Meeting”), and to retire from the Board effective as of the date of the 2019 Annual Stockholders Meeting, when their current terms as director expire.

(d)    On February 18, 2019, the Board increased its size from 10 to 11 directors. After considering the recommendation of the Board's Governance Committee, the Board elected Denise M. Morrison, former President and Chief Executive Officer of Campbell Soup Company, to fill the resulting vacancy, effective immediately.

The Board determined that Ms. Morrison is an independent director pursuant to the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its corporate governance principles.

The Board appointed Ms. Morrison to serve on the Board’s Compensation and Quality, Safety and Compliance Committees.

Ms. Morrison will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s proxy statement for its annual meeting of stockholders, filed April 4, 2018. As part of that compensation, Ms. Morrison received a one-time grant of restricted share units valued at $42,000 upon becoming a member of the Company’s Board.

A copy of the Company’s press release announcing the election is attached hereto as exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits.

99.1     Press release dated February 19, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

February 22, 2019

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary